Executive Committee Resolution #3120 (passed November 2, 1987) RESOLVED that Board Resolution No. 12324 of August 19, 1985, is replaced and superseded as follows:

WHEREAS, Principal Mutual Life Insurance Company intends to issue individual variable life insurance policies for which a separate account must be established;

WHEREAS, payments under these policies may be allocated by policy- owners to one or more investment alternatives;

NOW, THEREFORE, BE IT RESOLVED, that there is hereby created and established a separate account, to be known as the Variable Life Separate Account, for the receipt of payments under variable life insurance policies to be issued by the Company.

BE IT FURTHER RESOLVED, that there are hereby established, for the purpose of providing alternate investment choices for variable life policyowners, six separate divisions within the Variable Life Separate Account, an Aggressive Growth Division, a Bond Division, a Common Stock Division, a High Yield Division, a Managed Division and a Money Market Division. All income and expenses and all gains or losses, whether or not realized, experienced with respect to assets for policies participating in a division of the Variable Life Separate Account shall be credited to or charged against those assets, unaffected by income and expenses or gains or losses experienced with respect to assets for any other division of the Variable Life Separate Account, or any other separate account, or the general account of the Company.

BE IT FURTHER RESOLVED, that the appropriate officers of the Company, as shall be designated by the President or Chairman of the Board, are hereby authorized and directed to prepare, execute and file with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such variable life insurance contracts.

BE IT FURTHER RESOLVED, that the officers so designated are hereby authorized if necessary to prepare, execute and file with the Securities and Exchange Commission in accordance with the provisions of the Investment Company Act of 1940, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such unit investment trust or trusts.

BE IT FURTHER RESOLVED, that the officers so designated are hereby authorized to take such further action as in their judgment may be necessary or desirable to effect the registration of such variable life insurance contracts and of such unit investment trust or trusts.

Board Resolution #12503 (passed February 22-23, 1988) RESOLVED, that Board Resolution No. 12057, October 18-19, 1982, is amended and superseded by the following resolution, and all references in other resolutions to that resolution, or resolutions which it replaced, are amended to refer to this superseding resolution:

BE IT RESOLVED, that either the Chief Executive Officer, or the President, is authorized to designate officers who shall have the power and authority, acting directly or through other officers and employees to whom they may delegate the power and authority:

1. To prepare an issue or amend appropriate individual life policies, annuity contracts, disability and double indemnity riders or contracts, and settlement option contracts; to determine the appropriate plans of insurance, contracts, riders, amendments and benefits to be offered; to determine underwriting practices, including exclusions, restrictions, amount limits and classification of risks; to determine premiums, fees or charges, non-forfeiture values, and policy loan rates; to administer benefit payments; and to make recommendations with respect to dividends to be paid in connection with such policies or contracts.
2. To prepare and issue or amend appropriate individual health policies or contracts; to determine the appropriate plans of insurance, contracts, riders, amendments and benefits to be offered; to determine underwriting practices, including exclusions, restrictions, amount limits and classification of risks; to determine the premiums, fees or charges and non-forfeiture values; to administer benefit payments; and to make recommendations with respect to dividends to be paid in connection with such policies or contracts.
3. To prepare and issue or amend appropriate group policies, contracts, riders, amendments and other forms, including, but not limited to, life plans, disability benefit plans, health plans, dental plans, annuity plans and all other forms and plans, contracts or agreements pertaining to or utilized in connection with pension, profit sharing and other deferred compensation plans; to determine the plans and benefits to be offered which may include coverage on dependents as well as the participants in the plans; to determine the underwriting practices, including the exclusions, restrictions, amount limits, and classification of risks; to determine premiums, fees or charges and values; to administer benefit payments; and to make recommendations with respect to dividends to be paid in connection with such policies or contracts.
4. To prepare, issue or amend appropriate individual or group contracts, policies or annuities providing for a separate account or accounts and to establish, maintain, amend and discontinue such account or accounts as are deemed necessary or advisable.
5. To enter into reinsurance and coinsurance contracts and treaties; to take such actions as are required to liberalize, restrict or otherwise change benefits, values and underwriting practices with respect to any class or classes of persons or policyholders; to cause the general account or any account maintained by the Company to be segmented for the purposes of crediting investment results separately to any class or classes of policyholders; to enter into contracts or agreements wherein the Company undertakes to provide formed insurance companies or other subsidiaries, the stock of which will be owned directly or indirectly by the Company.
6. To do those other things deemed necessary or desirable to carry out the business of Principal Mutual Life Insurance Company within the powers of the corporation.

BE IT FURTHER RESOLVED, that either the corporate secretary or the general counsel is authorized to certify the powers of the corporation and the powers and authority of the officers or employees.

MEMORANDUM



April 20, 1994


TO       Dave Drury, Officers, S-6, x7-5921

FROM     Barry Griswell, Ind. Staff, G-13, x7-5749

RE       Separate Account B and Variable Life Separate Account


In accordance with Principal Mutual Life Insurance Company Board Resolution No. 12503 passed February 22, 1988, I have directed that the names of the Managed Division, Utilities Division and Blue Chip Division of Separate Account B be changed to the Balanced division, Asset Allocation Division and Aggressive Growth Division, respectively.

In addition, I have directed that the names of the Common Stock Division and Managed Division of the Variable Life Separate Account be changed to the Capital Accumulation Division and the Balanced Division, respectively.

/s/ J. Barry Griswell
---------------------------------------------------
Barry Griswell

BG/srr
dd1124.mem

MEMORANDUM




January 3, 1996

TO Dave Drury, Officers, S-6, x7-5921

FROM John Aschenbrenner, Ind. Staff, G-12, x7-5927

RE New Divisions for Variable Life Separate Account


In accordance with Principal Mutual Life Insurance Company Board Resolution No. 12503 passed February 22, 1988, I have created the following new divisions for the Variable Life Separate Account to reflect the funding options that will be utilized by the variable life insurance policy Principal Mutual will issue in the near future:

1.       Aggressive Growth Division;
2.       Asset Allocation Division;
3.       Government Securities Division;
4.       Growth Division;
5.       World Division;
6.       Fidelity Contrafund Division;
7.       Fidelity Equity Income Division; and
8.       Fidelity High-Income Division.

In addition, I have directed that the name of the Common Stock Division be changed to the Capital Accumulation Division and the name of the existing Aggressive Growth Division be changed to the Emerging Growth Division.



/s/ John Aschenbrenner
-----------------------------------------
John Aschenbrenner

JA/sal

cc Barry Griswell

Memorandum



DATE:        January 20, 1998



TO:          Dave Drury, Officers.  S-6, X7-5921



FROM:        John Aschenbrenner, Ind.  Staff, G-12, X7-5927



RE:          New Divisions for Variable Life Separate Account



CC:          Steve Jones, Barry Griswell



Eleven new divisions are being added to PrinFlex Variable Life to be effective May 1, 1998. In accordance with Principal Mutual Life Insurance Company Board Resolution No. 12503 passed February 22, 1988. I have created the following divisions for the Variable Life Separate Account to reflect the funding options that will be utilized by variable life insurance policies issued by Principal
Mutual:

1. International SmallCap Division--will invest in shares of the International SmallCap Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management:

2. MicroCap Division--will invest in shares of the MicroCap Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Goldman Sachs Asset Management;

3. MidCap Growth Division--will invest in shares of the MidCap Growth Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Dreyfus Corporation:

4. Putnam Global Asset Allocation Division--will invest in shares of Putnam VT Asset Allocation Fund, Inc. The Fund is managed by Putnam Investment Management, Inc.;

5. Putnam Vista Division--will invest in shares of Putnam VT Vista Fund, lnc. The Fund is managed by Putnam Investment Management, Inc.;

6. Putnam Voyager Division--will invest in shares of Putnam VT Voyager Fund, Inc. The Fund is managed by Putnam Investment Management, Inc.;

7. Real Estate Division--will invest in shares of the Real Estate Account of the Principal Variable Contracts Fund, Inc. The Account is to be managed by Principal Management Corporation;

8. SmallCap Division-will invest in shares of the SmallCap Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management;

9. SmallCap Growth Division-will invest in shares of the SmallCap Growth Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Berger Associates;

Dave Drury
Page Two
January 20, 1998

10. SmallCap Value Division--will invest in shares of the SmallCap Value Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by JP Morgan Asset Management;

11. Utilities Division--will invest in shares of the Utilities Account of the Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by lnvista Capital Management.

In addition, I have directed that the name of the Capital Accumulation Division be changed to the Capital Value Division; that the name of the World Division be changed to the International Division; and that the name of the Emerging Growth Division be changed to the MidCap Division.


/s/ John Aschenbrenner
--------------------------------------

John Aschenbrenner

Memorandum


DATE:    January 22, 1999

TO:      Dave Drury

FROM:    John Aschenbrenner, Ind. Staff, G-12, x75927

RE:      New Division for Variable Life Separate Account

CC:      Steve Jones, Barry Griswell, Joyce Hoffman


One new division is being added to Flexible Premium Variable Universal Life to be effective May 1, 1999. In accordance with Principal Life Insurance Company Board Resolution No. 12503, passed February 22, 1988, I have created the following division for the Variable Life Separate Account to reflect the funding options that will be utilized by variable life insurance policies issued by Principal Life:

1. Stock Index 500 Division - will invest in shares of the Stock index 500 Account of Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Invista Capital Management, LLC.

In addition, effective July 1, 1999, Survivorship Flexible Variable Universal Life will be introduced and will be using all of the existing divisions (except the High Yield Division) of the Variable Life Separate Account.


/s/ John Aschenbrenner
---------------------------------
John Aschenbrenner

Memorandum



DATE:    June 22, 2000

TO:      Barry Griswell

FROM:    Bob Slepicka, Ind. Staff, G-13, x22558

RE:      Division Name Changes for Variable Life Separate Account

CC:      Dave Drury, Ralph Eucher, Joyce Hoffman, Jean Schustek, Wendy Winders


Seven divisions of the Variable Life Separate Account are changing their names. I have directed that the name of the Fidelity Contrafund Division be changed to the Fidelity VIP II Contrafund Division; that the name of the Fidelity Equity-Income Division be changed to the Fidelity VIP Equity-Income Division; that the name of the Fidelity High Income Division be changed to the Fidelity VIP High Income Division; that the name of the Putnam Global Asset Allocation Division be changed to the Putnam VT Global Asset Allocation Division; that the name of the Putnam Vista Division be changed to the Putnam VT Vista Division; that the name of the Putnam Voyager Division be changed to the Putnam VT Voyager Division; and that the name of the Stock Index 500 Division be changed to the LargeCap Stock Index Division. These changes are to be effective November 20, 2000. In accordance with Principal Life Insurance Company Board Resolution No. 12503, passed February 22, 1988, I have directed that the names be changed.



/s/ Robert A. Slepicka
------------------------------------
Bob Slepicka

 MEMORANDUM


DATE:    January 26, 2001

TO:      Barry Griswell

FROM:    Bob Slepicka, Ind. Staff, G-13, x22558

RE:      Division Name Changes for Variable Life Separate Account

CC:      Dave Drury, Ralph Eucher, Joyce Hoffman, Jean Schustek, Wendy Winders


Fourteen new divisions are being added to the Variable Life Separate Account. These changes are to be effective may, 2001. In accordance with Principal Life Insurance Company Board Resolution No. 12503, passed February 22, 1988, I have created the following divisions for the Variable Life Separate Account to reflect the funding options that will be utilized by individual variable life contracts issued by Principal Life Insurance Company.

1. LargeCap Growth Division - will invest in shares of the LargeCap Growth Account of Principal Variable Contracts Fund, Inc. The account is to be sub-advised by Janus Capital Corporation.

2. MidCap Growth Equity Division - will invest in shares of the MidCap Growth Equity Account of Principal Variable Contracts Fund, Inc. The Account is to be sub-advised by Turner Investment Partners, Inc.

3. MidCap Value Division - will invest in shares of the MidCap Account of Principal Variable Contracts Fund, Inc. The account is to be sub-advised by Neuberger Berman Management, Inc.

4. Janus Aspen Aggressive Growth Division - will invest in shares of the Janus Aspen Series - Aggressive Growth Portfolio: Service Class.

5.       AIM V.I. Growth Division - will invest in shares of the AIM V.I. Growth
         Fund.

6. AIM V.I. Growth and Income Division - will invest in shares of the AIM V.I. Growth and Income Fund.

7.       AIM V.I. Value Division - will invest in shares of the AIM V.I. Value
         Fund.

8. American Century VP Income & Growth Division - will invest in shares of the American Century Variable Portfolios, Inc. - VP Income & Growth.

9. American Century VP Ultra Division - will invest in shares of the American Century Variable Portfolios, Inc. - VP Ultra.

10. INVESCO VIF Dynamics Division - will invest in shares of INVESCO VIF Dynamics Fund.

11. INVESCO VIF Health Sciences Division - will invest in shares of INVESCO VIF Health Sciences Fund.

12. INVESCO VIF Small Company Growth Division - will invest in shares of INVESCO VIF Small Company Growth Fund.

13. INVESCO VIF Technology Division will invest in shares of INVESCO VIF Technology Fund.

14. DIP Founders Discovery Division - will invest in shares of DIP Founders Discovery Fund.

In addition, I have directed that the name of the Aggressive Growth Division be changed to the Equity Growth Division (the name of its corresponding Account will be changed to the Equity Growth Account of the Principal Variable Contracts Fund, Inc.).


/s/ Robert A. Slepicka
----------------------------------------------------
Bob Slepicka

Memorandum



DATE:         March 26, 2002

TO:           Barry Griswell

FROM:         Bob Slepicka, Life and Disability Staff, G-13, x22558

RE: New Product, New Divisions, and Name Changes of Divisions for the Variable Life Separate Account

CC:           Ralph Eucher, Joyce Hoffman, Jean Schustek, Wendy Winders


Forty-four new divisions are being added to the Variable Life Separate Account for use with the Life and Disability Division's variable life products to be effective May, 2002. In accordance with Principal Life Insurance Company Board Resolution No. 12503, passed February 22, 1988, I have created the following divisions for the Variable Life Separate Account to reflect the funding options that will be utilized by variable life insurance policies issued by Principal Life Insurance Company.

1. AIM V.I. Aggressive Growth Division - will invest in shares of the AIM V.I. Aggressive Growth Fund. The investment advisor is A I M Advisors, Inc.

2. AIM V.I. International Growth Division - will invest in shares of the AIM V.I. International Growth Fund. The investment advisor is A I M Advisors, Inc.

3. AIM V.I. Premier Equity Division - will invest in shares of the AIM V.I. Premier Equity Fund. The investment advisor is A I M Advisors, Inc.

4.   American  Century  VP  International  Division  - will  invest in shares of
     American Century Variable Portfolios, Inc. VP International Fund. The investment advisor is American Century Investment Management, Inc.

5. American Century VP Value Division - will invest in shares of American Century Variable Portfolios, Inc. VP Value Fund. The investment advisor is American Century Investment Management, Inc.

6. Berger IPT MidCap Value Division - will invest in shares of Berger Investment Product Trust MidCap Value Fund. The investment advisor is Berger Financial Group LLC.

7. Dreyfus Investment Portfolios - Core Value Division - will invest in shares of Dreyfus Investment Portfolios Core Value Portfolio. The investment advisor is Dreyfus Corporation.

8.   Dreyfus Variable Investment Funds - Appreciation  Division - will invest in
     shares  of  Dreyfus  Investment  Portfolios  Appreciation  Portfolio.   The
     investment advisor is Dreyfus Corporation.

9. Dreyfus Variable Investment Funds - Small Cap Division - will invest in shares of Dreyfus Investment Portfolios Small Cap Portfolio. The investment advisor is Dreyfus Corporation.

10. Dreyfus Socially Responsible Growth Division - will invest in shares of Dreyfus Socially Responsible Growth Portfolio. The investment advisor is Dreyfus Corporation.

11. DIP Founders Growth Division - will invest in shares of Dreyfus Investment Portfolios Growth Portfolio. The investment advisor is Dreyfus Corporation.

12. Dreyfus Investment Fund - Quality Bond Division - will invest in shares of Dreyfus Investment Portfolios Quality Bond Portfolio. The investment advisor is Dreyfus Corporation.

13. Fidelity VIP Asset Manager Division - will invest in shares of Fidelity VIP II Asset Manager Portfolio. The investment advisor is Fidelity Management and Research Company.

14. Fidelity VIP Growth Division - will invest in shares of Fidelity VIP Growth Portfolio . The investment advisor is Fidelity Management and Research Company.

15. Fidelity VIP MidCap Division - will invest in shares of Fidelity VIP MidCap Portfolio . The investment advisor is Fidelity Management and Research Company.

16. Franklin Income Securities Division - will invest in shares of Franklin Income Securities Portfolio. The investment advisor is Franklin Templeton Investments.

17.  Franklin  Mutual  Discovery  Division - will  invest in shares of  Franklin
     Mutual Discovery Portfolio. The investment advisor is Franklin Templeton Investments.

18. Franklin Mutual Shares Division - will invest in shares of Franklin Mutual Shares Portfolio. The investment advisor is Franklin Templeton Investments.

19.  Franklin  Rising  Dividends  Division - will  invest in shares of  Franklin
     Rising Dividends Portfolio. The investment advisor is Franklin Templeton Investments.

20. Franklin Value Securities Division - will invest in shares of Franklin Value Securities Portfolio Fund. The investment advisor is Franklin Templeton Investments.

21. INVESCO VIF - Equity Income Division - will invest in shares of INVESCO VIF Equity Income Fund. The investment advisor is INVESCO Funds Group.

22. Janus Aspen Balanced Division - will invest in shares of Janus Aspen Series Balanced Portfolio . The Investment advisor is Janus Capital Corporation.

23. Janus Aspen Core Equity Division - will invest in shares of Janus Aspen Series Core Equity Portfolio . The Investment advisor is Janus Capital Corporation.

24. Janus Aspen Flexible Income Division - will invest in shares of Janus Aspen Series Flexible Income Portfolio . The Investment advisor is Janus Capital Corporation.

25. Janus Aspen International Growth Division - will invest in shares of Janus Aspen Series International Growth Portfolio . The Investment advisor is Janus Capital Corporation.

26. Janus Aspen Strategic Value Division - will invest in shares of Janus Aspen Series Strategic Value Portfolio . The Investment advisor is Janus Capital Corporation.

27. Janus Aspen Worldwide Growth Division - will invest in shares of Janus Aspen Series Worldwide Value Portfolio . The Investment advisor is Janus Capital Corporation.

28. JP Morgan Bond Division - will invest in shares of JP Morgan Bond Fund. The Investment advisor is JP Morgan Fleming Asset Management.

29. JP Morgan Small Company Division - will invest in shares of JP Morgan Small CompanyFund. The Investment advisor is JP Morgan Fleming Asset Management.

30. MFS VIT Emerging Growth Division - will invest in shares of MFS VIT Emerging Growth Fund. The Investment advisor is Massachusetts Financial Services Company.

31. MFS VIT MidCap Growth Division - will invest in shares of MFS VIT MidCap Growth Fund. The Investment advisor is Massachusetts Financial Services Company.

32. MFS VIT New Discovery Division - will invest in shares of MFS VIT New Discovery Fund. The Investment advisor is Massachusetts Financial Services Company.

33. MFS VIT Value Division - will invest in shares of MFS VIT Value Fund. The Investment advisor is Massachusetts Financial Services Company.

34. Neuberger Berman AMT Guardian Division - will invest in shares of Neuberger Berman AMT Guardian Fund. The Investment advisor is Neuberger Berman Management Inc.

35. LargeCap Blend Division - will invest in shares of Principal Variable Contracts Fund - LargeCap Blend Account . The investment advisor is Federated Investment Management Company.

36. LargeCap Value Division - will invest in shares of Principal Variable Contracts Fund - LargeCap Value Account . The investment advisor is Alliance Capital Management L.P. through its Bernstein Investment Research and Management unit.

37.  Putnam  VT Growth  &Income  Division  - will  invest in shares of Putnam VT
     Growth  &  Income  Fund.  The  Investment   advisor  is  Putnam  Investment
     Management, Inc.

38. Putnam VT International Growth Division - will invest in shares of Putnam VT International Growth Fund. The Investment advisor is Putnam Investment Management, Inc.

39. Vanguard VIF Balanced Division - will invest in shares of Vanguard VIF Balanced Fund. The Investment advisor is Wellington Management Company.

40. Vanguard VIF Equity Index Division - will invest in shares of Vanguard VIF Equity Index Fund. The Investment advisor is Vanguard Quantitative Equity Group.

41. Vanguard VIF MidCap Index Division - will invest in shares of Vanguard VIF MidCap Index Fund. The Investment advisor is Vanguard Quantitative Equity Group.

42. Wells Fargo VT Asset Allocation Division - will invest in shares of Wells Fargo VT Asset Allocation Fund. The investment advisor is Barclays Global Fund Advisers.

43. Wells Fargo VT Equity Income Division - will invest in shares of Wells Fargo VT Equity Income Fund. The investment advisor is Wells Capital Management, Incorporated.

44.  Wells  Fargo VT Large  Company  Growth  Division - will invest in shares of
     Wells Fargo VT Large Company Growth Fund. The investment advisor is Peregrine Capital Management Inc.

I have also directed that the name of the AIM V.I. Growth and Income Division be changed to AIM V.I. Core Equity Division and the AIM V.I. Value Division be changed to AIM V.I. Premier Equity Division, in order to comply with these fund name changes by AIM Advisors, Inc..

Lastly, effective May 2002, Executive VUL will be introduced and will be using the above divisions, in addition to some of the existing divisions of the Variable Life Separate Account.



/s/ Robert A. Slepicka

-----------------------------------------

Bob Slepicka